NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.


No. 000 US $____________

SGI International

12% CONVERTIBLE DEBENTURE DUE SEPTEMBER 30, 1998

THIS DEBENTURE is one of a duly authorized issue of $__________ in Debentures of SGI International, a corporation organized and existing under the laws of Utah (the "Company") designated as its series 97-E Convertible Debenture due September 30, 1998.

FOR VALUE RECEIVED, the Company promises to pay to________________, the registered holder hereof (the "Holder"), the principal sum of ($_____________) Dollars on September 30, 1998 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears as provided herein quarterly, beginning on October 1, 1997 at the rate of 12% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first such business day to occur after the date hereof until payment in full of the principal sum has been made or other consideration paid in accordance with Paragraph 4. Subject to the provisions of paragraph 4 below, the principal of, and interest on, this Debenture are convertible at the option of the Holder, into shares of Common stock of the Company. The Company will pay the principal of and interest upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered Holder of this Debenture, and addressed to such Holder. The forwarding of such check or other consideration in accordance with Paragraph 4 shall constitute a full payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

This Debenture is subject to the following additional provisions:

1. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. a. The Holder of this Debenture is entitled, at its option, to convert at any time commencing ten (10) days after the date hereof, the principal amount of this Debenture, and any and all interest payable thereon, provided that the principal amount is at least US $5,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Five Thousand Dollars (US $5,000), then the whole amount thereof). The Debenture will be convertible at any time after November 10, 1997, until the earlier of (i) fifteen (15) days after the date Company gives 30 days written notice that it will pay the full amount of principal and interest owing under such Debenture, or (ii) September 15, 1998. The Debenture will, at the option of the Holder, convert unto the number of shares of SGI International restricted Common stock determined by dividing the face amount of the Debenture and all interest payable thereon, by $1.20. In the event that the Debenture is not converted by Holder by September 15, 1998, then SGI International shall on September 30, 1998, pay the full amount owing under the Debenture, which shall be the face amount plus all accrued and unpaid interest payable thereon. Conversion shall be effectuated by surrendering the Debentures to be converted to SGI International at 1200 Prospect, Suite 325, La Jolla, Calif. 92037, with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. The Holder must convert all of the principal and accrued, but unpaid interest, if any is converted. No fraction of Shares or certificates representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes the conversion notice duly executed, to the Company, as long as the Debenture is received by the Company within 5 business days thereafter. Facsimile delivery of the conversion notice shall be accepted by the Company at facsimile number (619) 551-0247; Attn: Controller). Certificates representing restricted Common stock upon conversion, will be delivered as promptly as practicable from the date the notice of conversion and the original Debenture, is delivered to the Company. No payment or adjustment shall be made upon conversion with respect to any interest accrued on any Debenture guaranteed for conversion prior to an interest payment date or to any dividend on the common stock delivered upon conversion.

b. Notwithstanding any other term or condition contained herein, Holder may elect to convert all interest payable quarterly hereunder into restricted common stock of Company with the number of shares determined by dividing the interest to be paid by $1.20. Such election may be made by selecting Alternative C in the Subscription Documents Offering Series 97-E. All such restricted stock payable for all interest will be issued and paid in advance to Holder in early November 1997.

5. Company may prepay this Debenture at any time without incurring any penalty for such prepayment. No provision of this Debenture, except as is specifically described in Paragraph 4, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. In the event Company determines to prepay the Debenture, Company shall give Holder thirty (30) days advance written notice of prepayment and Holder may convert during the period ending fifteen (15) days from the date of such notice by giving notice. Conversion notice may be made by facsimile. Absent receipt of such notice of conversion Company may prepay and has no obligation to allow any conversion after payment.

6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

7. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common stock are entitled to receive stock, securities or property in respect of or in exchange for Common stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a Holder of the number of shares of Common stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that, notwithstanding any other provision of this Debenture, such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of restricted Common stock issuable upon conversion thereof, except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9. This Debenture shall be governed by and construed in accordance with the laws of the State of Utah. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

10. The following shall constitute an "Event of Default":

a. The Company shall fail to make any payment due under this Debenture and the same shall continue for a period of thirty (30) days; or

b. The Company shall make (1) an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

c. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

d. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material llegations of, or default in answering a petition filed in any such proceeding; or

In the Event of Default or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

11. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: __________________, 1997
SGI INTERNATIONAL



By: /s/  Joseph A. Savoca
   --------------------------------
   Joseph A. Savoca


NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)



The undersigned hereby irrevocably elects to convert of the principal amount of the above Debenture No. ___ into Shares of restricted Common stock of SGI INTERNATIONAL (the "Company") according to the conditions hereof, as of the date written below.


Date of Conversion* __________________________________________________________


Signature: ___________________________________________________________________



Name: ________________________________________________________________________


Address: ____________________________________________________________________

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This original Debenture and Notice of Conversion must be received by the
Company's transfer agent by the fifth business date following the Date of Conversion.

The signature on this Notice of Conversion must correspond with the name as written on the face of this Debenture in every particular without alteration, enlargement or any change whatsoever.